CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Northeast Bancorp
Auburn, Maine

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-85206), (No. 33-32095), (No. 33-58538), (No. 33-32096) and (No. 33-87976) of Northeast Bancorp of our report dated August 6, 2004, with respect to the consolidated financial statements of Northeast Bancorp and Subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 2004.
Portland, Maine	/s/ Baker Newman & Noyes
September 16, 2004	Baker Newman & Noyes
Limited Liability Company